                                                              Please mark
                                                              your votes as  /X/
                                                              indicated in
                                                              this example

1. Approval and adoption of the Agreement and Plan of Merger dated as of July 18, 1999, as amended, between U S WEST, Inc., a Delaware corporation, and Qwest, including the issuance of shares of Qwest common stock in the merger, the Qwest charter amendments and the increase in the number of shares of Qwest common stock eligible for award under the Qwest equity incentive plan contemplated by the merger agreement. The merger agreement is attached to the accompanying Joint Proxy Statement/Prospectus as Annex A.

   FOR / /       AGAINST / /              ABSTAIN / /

2. Approval and ratification of the Qwest equity incentive plan described in the Joint Proxy Statement/Prospectus.

   FOR / /       AGAINST / /              ABSTAIN / /

3. Approval of any proposal to adjourn or postpone the meeting.

   FOR / /       AGAINST / /              ABSTAIN / /

4. In the discretion of the proxies, to vote upon such other business as may properly come before the meeting, including any adjournment or postponement thereof.

   FOR / /       AGAINST / /              ABSTAIN / /


                                  WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH
                                  SHOULD SIGN. WHEN SIGNING AS ATTORNEY,
                                  EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN,
                                  CORPORATE OFFICER OR PARTNER, PLEASE GIVE
                                  FULL TITLE AS SUCH. IF A CORPORATION,
                                  PLEASE SIGN IN CORPORATE NAME BY PRESIDENT
                                  OF OTHER AUTHORIZED OFFICER. IF A
                                  PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP
                                  NAME BY AUTHORIZED PERSON. THIS PROXY VOTES
                                  ALL SHARES HELD IN ALL CAPACITIES.

                                  PLEASE MARK, SIGN, DATE AND MAIL PROMPTLY


Signature(s)-------------------------------------------

Dated                             , 1999
      ----------------------------

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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                           YOUR VOTE IS IMPORTANT!

                      YOU CAN VOTE IN ONE OF THREE WAYS:

1. CALL TOLL FREE 1-800-840-1208 on a touch-tone telephone and follow the instructions below. There is NO CHARGE to you for this call.

                                       OR

2. Vote by internet at our internet address: http://www.eproxy.com/QWST and provide your consent and e-mail address to receive proxy materials on-line in the future.

                                       OR

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                          VOTE BY TELEPHONE OR INTERNET
                           QUICK***EASY***IMMEDIATE

**IF YOU WISH TO VOTE YOUR SHARES BY TELEPHONE OR INTERNET, PLEASE FOLLOW THE INSTRUCTIONS BELOW** YOUR TELEPHONE OR INTERNET INSTRUCTIONS WILL AUTHORIZE THE NAMED PROXIES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

- You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

- After voting your shares you will be asked if you wish to attend the meeting.

      VOTE BY PHONE: FOR U.S. STOCKHOLDERS ONLY, CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-800-840-1208 ANYTIME. THERE IS NO CHARGE TO YOU FOR THIS CALL.

After entering your Control Number you will hear these instructions:

OPTION #1:

      To vote as the Board of Directors recommends on ALL proposals: Press 1 WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

OPTION #2:

      If you choose to vote on each proposal separately, press 0. You will hear these instructions:

      PROPOSAL 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

      PROPOSAL 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

      PROPOSAL 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

      PROPOSAL 4: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

      WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

VOTE BY INTERNET: THE WEB ADDRESS IS: HTTP://WWW.EPROXY.COM/QWST

If you vote by telephone or Internet there is no need for you to mail in your proxy.

                           THANK YOU FOR VOTING
                CALL **TOLL FREE** ON A TOUCH-TONE TELEPHONE
                          1-800-840-1208--ANYTIME
                   THERE IS NO CHARGE TO YOU FOR THIS CALL.

                     QWEST COMMUNICATIONS INTERNATIONAL INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 2, 1999

    The undersigned hereby appoints Joseph P. Nacchio, Robert S. Woodruff and Drake S. Tempest, and each of them, with full power of substitution, as proxies of the undersigned, and hereby authorizes such member or members to represent and to vote all shares of common stock, par value $.01 per share, of Qwest Communications International Inc., a Delaware corporation ("QWEST"), held of record by the undersigned as of the close of business on September 7, 1999 at the special meeting of stockholders of Qwest to be held on November 2, 1999, and at any adjournments or postponements thereof, upon all subjects that may properly come before the meeting including matters described in the Joint Proxy Statement/Prospectus furnished herewith. The undersigned hereby revokes any previous proxies with respect to matters covered by this Proxy.

    This Proxy, when properly executed, will be voted in the manner marked herein by the undersigned stockholder. THE BOARD RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. TO VOTE IN ACCORDANCE WITH THE BOARD'S RECOMMENDATIONS, JUST SIGN AND RETURN THIS PROXY; NO BOXES NEED TO BE CHECKED.

    If you are a participant in the Qwest 401k plan or the Qwest employee stock purchase plan, your proxy card will also serve as a voting instruction card for the plan's investment committee, in the case of the 401k plan, or custodian, in the case of the employee stock purchase plan, with respect to the shares held in your accounts. The investment committee or custodian, as the case may be, will vote the shares held in the plans for which proxies are not received in the same proportion as the shares for which proxies are received.

    YOUR VOTE IS IMPORTANT. FAILURE TO SIGN AND RETURN THIS PROXY, OR ATTEND THE SPECIAL MEETING AND VOTE BY BALLOT, WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER PROPOSAL. NEITHER THE MERGER PROPOSAL NOR THE EQUITY INCENTIVE PLAN PROPOSAL IS CONDITIONED ON APPROVAL OF THE OTHER PROPOSAL.

                             SEE REVERSE SIDE
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